    As filed with the Securities and Exchange Commission on January 30, 2004

                                            Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             GLOBECOMM SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   11-3225567
   (State or other jurisdiction             (IRS Employer Identification No.)
of incorporation or organization)

                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)


                             GLOBECOMM SYSTEMS INC.
                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                               DAVID E. HERSHBERG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             GLOBECOMM SYSTEMS INC.
                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)
                                 (631) 231-9800
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
================================ ====================== ==================== ============================= =================
                                                             Proposed                  Proposed
                Title of                                      Maximum                  Maximum
               Securities               Amount               Offering                 Aggregate               Amount of
                  to be                  to be                 Price                   Offering              Registration
               Registered           Registered (1)           per Share                  Price                    Fee
================================ ====================== ==================== ============================= =================
Amended and Restated 1997 Stock
Incentive Plan
Common Stock, $0.001 par value       140,763 shares              $6.10(2)            $858,654 (2)                  $109
================================ ====================== ==================== ============================= =================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Globecomm Systems Inc. Amended and Restated 1997 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Globecomm Systems Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the common stock of Globecomm Systems Inc. on January 29, 2004 as reported on the Nasdaq National Market.

================================================================================

         On January 31, 2000, Globecomm Systems Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-95783) relating to 95,623 shares of common stock to be offered and sold under the Plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the SEC on September 29, 2003;

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003 filed with the SEC on November 14, 2003;

         (c) The Registrant's Current Report on Form 8-K filed with the SEC on December 31, 2003;

         (d) The Registrant's Definitive Proxy Statement on Schedule 14A, dated October 14, 2003, filed in connection with the Registrant's 2003 Annual Meeting of Stockholders;

         (e) The Registrant's Registration Statement No. 000-22839 on Form 8-A filed with the SEC on December 4, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights; and

         (f) The Registrant's Registration Statement No. 000-22839 on Form 8-A filed with the SEC on July 15, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

Item 8. Exhibits

Exhibit Number        Exhibit
--------------        -------

     4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-22839 on Form 8-A, together with amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e) to this Registration Statement.
     5                Opinion and consent of Kramer Levin Naftalis & Frankel
                      LLP.*
     23.1             Consent of Independent Auditors.*
     23.2 Consent of Kramer Levin Naftalis & Frankel LLP is contained in Exhibit 5.*
     24 Power of Attorney. Reference is made to page A-2 of this Registration Statement.*
     99 Amended and Restated 1997 Stock Incentive Plan, as amended and restated (effective January 2, 2004).*

------------------
* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30 day of January, 2004.


                                               GLOBECOMM SYSTEMS INC.


                                               By: /s/ David E. Hershberg
                                                   -----------------------------
                                                   David E. Hershberg
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Kenneth A. Miller, President and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                                                     Date
---------                         -----                                                     ----

/s/ David E. Hershberg            Chairman of the Board and                            January 30, 2004
--------------------------------  Chief Executive Officer
David E. Hershberg                 (Principal Executive Officer)



/s/ Andrew C. Melfi               Vice President and Chief Financial Officer           January 30, 2004
--------------------------------  (Principal Financial and Accounting Officer)
Andrew C. Melfi


/s/ Kenneth A. Miller             President and Director                               January 30, 2004
--------------------------------
Kenneth A. Miller

Signature                         Title                                                Date
---------                         -----                                                ----


/s/ Stephen C. Yablonski          Senior Vice President Sales, Marketing and           January 30, 2004
--------------------------------    Product Development and Director
Stephen C. Yablonski


/s/ Richard E. Caruso             Director                                             January 30, 2004
--------------------------------
Richard E. Caruso


/s/ Harry L. Hutcherson, Jr.      Director                                             January 30, 2004
--------------------------------
Harry L Hutcherson, Jr.


/s/ Brian T. Maloney              Director                                             January 30, 2004
--------------------------------
Brian T. Maloney



/s/ A. Robert Towbin              Director                                             January 30, 2004
--------------------------------
A. Robert Towbin


/s/ C. J. Waylan                  Director                                             January 30, 2004
--------------------------------
C. J. Waylan





















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


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   -------------------------------------------

                                    EXHIBITS
                                       TO
                            REGISTRATION STATEMENT ON
                                    FORM S-8
                                    UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                   -------------------------------------------

                             GLOBECOMM SYSTEMS INC.


EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

     4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-22839 on Form 8-A, together with amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e) to this Registration Statement.
     5                Opinion and consent of Kramer Levin Naftalis & Frankel
                      LLP.*
     23.1             Consent of Independent Auditors.*
     23.2 Consent of Kramer Levin Naftalis & Frankel LLP is contained in Exhibit 5.*
     24 Power of Attorney. Reference is made to page A-2 of this Registration Statement.*
     99 Amended and Restated 1997 Stock Incentive Plan, as amended and restated (effective January 2, 2004).*

----------------
* Filed herewith.
















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